    As filed with the Securities and Exchange Commission on October 28, 1999

                                                  REGISTRATION NO. 333-_________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -----------------

                               QUANEX CORPORATION
             (Exact name of registrant as specified in its charter)


                DELAWARE                                         38-1872178
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

    1900 WEST LOOP SOUTH, SUITE 1500
             HOUSTON, TEXAS                                        77027
(Address of Principal Executive Offices)                         (Zip Code)

                 QUANEX CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              --------------------

                                 TERRY M. MURPHY
                               QUANEX CORPORATION
                        1900 WEST LOOP SOUTH, SUITE 1500
                              HOUSTON, TEXAS 77027
                     (Name and address of agent for service)

                                 (713) 961-4600
          (Telephone number, including area code, of agent for service)

                                -----------------

                                  With Copy to:

                                HARVA R. DOCKERY
                           FULBRIGHT & JAWORSKI L.L.P.
                          2200 ROSS AVENUE, SUITE 2800
                            DALLAS, TEXAS 75201-9975
                                 (214) 855-8000

                                -----------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================

                                                                   PROPOSED         PROPOSED MAXIMUM
         TITLE OF SECURITIES                AMOUNT TO          MAXIMUM OFFERING    AGGREGATE OFFERING        AMOUNT OF
          TO BE REGISTERED                BE REGISTERED       PRICE PER UNIT(2)         PRICE(2)         REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
            Common Stock
           $.50 par value                   250,000(1)            $21.4375            $5,359,375            $1,490
                                                                  -----------         -------------         ------------
 Rights to purchase Series A Junior
    Participating Preferred Stock           250,000(1)
============================================================================================================================

(1) Represents additional shares and accompanying Rights registered for purchase under the Quanex Corporation Employee Stock Purchase Plan (the "Plan"). The number of shares and accompanying Rights registered hereunder does not include the 200,000 shares registered under that certain Registration Statement on Form S-8, Reg. No. 33-57235, filed with the Commission on January 11, 1995.

(2) Pursuant to rule 457(h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average high and low prices of the Common Stock on the NYSE on October 22, 1999.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     This Registration Statement registers additional securities of the same class as other securities for which a registration statement on this Form (Registration No. 33-57235, the "Earlier Registration Statement") relating to the Quanex Corporation Employee Stock Purchase Plan (the "Plan") is effective. Pursuant to Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference.


ITEM 8. EXHIBITS

          4.1 Quanex Corporation Employee Stock Purchase Plan, as amended as of October 15, 1999

          23.1  - Consent of Deloitte & Touche LLP.

          24.1 - Powers of Attorney from certain members of the Board of Directors of the Company (contained on page II-3).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 28, 1999.

                          QUANEX CORPORATION


                          By:               /s/ Vernon E. Oechsle
                               -------------------------------------------------
                                              Vernon E. Oechsle
                               Chairman of the Board and Chief Executive Officer
                                         (Principal Executive Officer)


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Vernon E. Oechsle, James H. Davis, Terry
M. Murphy, Viren M. Parikh and Thomas R. Royce, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                  Title                           Date
                 ---------                                  -----                           ----

         /s/ Vernon E. Oechsle                    Chairman of the Board and
-------------------------------------------        Chief Executive Officer            October 28, 1999
             Vernon E. Oechsle                  (Principal Executive Officer)


            /s/ James H. Davis                          President and
-------------------------------------------        Chief Operating Officer            October 28, 1999
              James H. Davis                    (Principal Operating Officer)


         /s/ Donald G. Barger, Jr.                        Director                    October 28, 1999
-------------------------------------------
           Donald G. Barger, Jr.


            /s/ Susan F. Davis                            Director                    October 28, 1999
-------------------------------------------
              Susan F. Davis


           /s/ Russell M. Flaum                           Director                    October 28, 1999
-------------------------------------------
             Russell M. Flaum


           /s/ John D. O'Connell                           Director                   October 28, 1999
-------------------------------------------
             John D. O'Connell


           /s/ Carl E. Pfeiffer                            Director                   October 28, 1999
-------------------------------------------
             Carl E. Pfeiffer


          /s/ Vincent R. Scorsone                          Director                   October 28, 1999
-------------------------------------------
            Vincent R. Scorsone


         /s/ Michael J. Sebastian                          Director                   October 28, 1999
-------------------------------------------
           Michael J. Sebastian


            /s/ Terry M. Murphy                  Vice President - Finance and
-------------------------------------------         Chief Financial Officer           October 28, 1999
              Terry M. Murphy                    (Principal Financial Officer)



            /s/ Viren M. Parikh                           Controller                  October 28, 1999
-------------------------------------------     (Principal Accounting Officer)
              Viren M. Parikh

                                INDEX TO EXHIBITS


   EXHIBIT
    NUMBER                   DESCRIPTION OF EXHIBITS
   -------                   -----------------------
      4.1       Quanex Corporation Employee Stock Purchase Plan, as amended as of October 15, 1999

     23.1       Consent of Deloitte & Touche LLP.

     24.1 Powers of Attorney from certain members of the Board of Directors of the Company (contained on page II-3).